UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2018

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(617) 498-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD.

On March 23, 2018, AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company”) and Sandoz Inc. entered a stipulation of dismissal, in the United States District Court for the District of New Jersey, pursuant to a settlement agreement, that dismisses and resolves the U.S. patent litigation related to the Company’s Feraheme, 30 mg/mL, 17 mL single dose vials, for intravenous use (“IV”).

The Company believes that this mutually agreeable settlement with Sandoz, along with the recent label expansion approval, provides a clear path forward for the continued growth of Feraheme in the U.S. IV iron market. The U.S. IV iron market is made up of five branded products today, three of which have been off patent for several years. Despite attempts by a number of manufacturers to develop generic versions, there is only one generic IV iron available, which was approved seven years ago. The Company believes this may be due to the challenges associated with the manufacture and demonstration of bioequivalence for such highly complex molecules.

According to the terms of the settlement, if Sandoz receives FDA approval by a certain date, Sandoz may launch its generic version of Feraheme on July 15, 2021, or earlier under certain circumstances customary for settlement agreements of this nature. Sandoz will pay a royalty on the sales of its generic version of Feraheme to AMAG until the expiration of the last Feraheme patent listed in the Orange Book. If Sandoz is unable to secure approval by such date, Sandoz will launch an authorized generic version of Feraheme on July 15, 2022 for up to twelve months. Sandoz’s right to distribute, and AMAG’s obligation to supply, the authorized generic product shall be in accordance with standard commercial terms and profit splits.

Forward-Looking Statements
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, AMAG’s beliefs about the settlement agreement, including beliefs that, along with the recent label expansion approval, it provides a clear path forward for the continued growth of Feraheme in the U.S. IV iron market; AMAG’s beliefs about the complex nature of IV iron products and the inability of third parties to develop generic versions of IV iron products due to the challenges associated with the manufacture and demonstration of bioequivalence; and expectations regarding Sandoz’s and AMAG’s future efforts under the settlement agreement are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.
Such risks and uncertainties include, among others, those other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.
AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
AMAG Pharmaceuticals® and Feraheme® are registered trademarks of AMAG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary

Date: March 23, 2018

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